   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1997.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                       YOUTH SERVICES INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                        (STATE OR OTHER JURISDICTION OF
                          INCORPORATION ORGANIZATION)

                                   52-1715690
                                (I.R.S. EMPLOYER
                             OR IDENTIFICATION NO.)

                         2 PARK CENTER COURT, SUITE 200
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 356-8600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ------------------

                               WILLIAM P. MOONEY
                            CHIEF FINANCIAL OFFICER
                       YOUTH SERVICES INTERNATIONAL, INC.
                         2 PARK CENTER COURT, SUITE 200
                          OWINGS MILLS, MARYLAND 21117
                                 (410) 356-8600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:
                            MARK S. DEMILIO, ESQUIRE
                MILES & STOCKBRIDGE, A PROFESSIONAL CORPORATION
                                10 LIGHT STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 727-6464
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                            As soon as practicable.
                               ------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                          PROPOSED     PROPOSED
                                                           MAXIMUM      MAXIMUM
                                              AMOUNT      OFFERING     AGGREGATE    AMOUNT OF
TITLE OF EACH CLASS OF                         TO BE      PRICE PER    OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED                 REGISTERED      SHARE        PRICE         FEE
-----------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.....   1,500,000    $15.125    $22,687,500    $6,875
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION

                       YOUTH SERVICES INTERNATIONAL, INC.

                        1,500,000 SHARES OF COMMON STOCK

     This Prospectus relates to the resale of up to 1,500,000 shares of the common stock, par value $.01 per share (the "Common Stock"), of Youth Services International, Inc., a Maryland corporation ("YSI" or the "Company"), by certain shareholders thereof named herein (the "Selling Shareholders").

     The shares registered hereby (the "Shares") will be sold by the Selling Shareholders directly to purchasers. The Selling Shareholders will receive all of the net proceeds from the sale of the Shares and will pay all the expenses of registration of the Shares and all underwriting discounts and selling commissions (other than those paid by the purchasers), if any, applicable to the sale of the Shares.

     The Selling Shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters," as such term is defined under Section 2(11) of the Securities Act, and any commission or profit received by them in connection with the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     SEE "RISK FACTORS" COMMENCING ON PAGE 3 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE SHARES.

                          ---------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                           UNDERWRITING        PROCEEDS TO
                                                           DISCOUNTS OR          SELLING
                                       PRICE TO PUBLIC    COMMISSIONS(1)     SHAREHOLDERS(2)
----------------------------------------------------------------------------------------------
Per Unit.............................       $15.125           $0.125             $15.00
----------------------------------------------------------------------------------------------
Total................................     $22,687,500        $187,500          $22,500,000
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) The Shares will be placed with purchasers by Gilder Gagnon Howe & Co., as placement agent, on a best efforts basis and will be open for thirty days, without escrow.

(2) The Selling Shareholders will pay all expenses in connection with this registration and the sale hereby, estimated to be approximately $48,182.

               The date of this Prospectus is February   , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http:/www.sec.gov., that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the Nasdaq Stock Market, Reports Section, at 1735 K Street, Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (hereinafter, together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the securities covered by this Prospectus, reference is made to the Registration Statement that is on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, may be examined without charge at the offices of the Commission or may be obtained from the Commission's site on the World Wide Web. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each such incidence, are qualified in all respects by reference to the applicable documents filed with the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus the following documents filed with the Commission:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

          (b) the Company's Current Reports on Form 8-K/A dated September 25, 1995; Form 8-K/A dated October 2, 1995; Form 8-K dated March 27, 1996 (as filed with the SEC on April 10, 1996); and Form 8-K/A dated October 17, 1996;

          (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996;

          (d) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996; and

          (e) the description of the Company's Common Stock contained in the section titled "Description of Capital Stock" in the Preliminary Prospectus included as part of the Company's Registration Statement on Form SB-2 (Reg. No. 33-71958) as filed with the Commission on November 19, 1993 and thereafter amended and incorporated by reference in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to
     Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of securities hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Youth Services International, Inc., 2 Park Center Court, Suite 200, Owings Mills, Maryland 21117, Attention: Kendel S. Ehrlich, Secretary, telephone: (410) 356-8600.

                                  RISK FACTORS

     In addition to the other information in this Prospectus, the following information should be considered carefully by potential purchasers in evaluating the Company and its business before making an investment in the securities offered hereunder:

     ALL SHARE AND PER SHARE AMOUNTS IN THIS PROSPECTUS HAVE BEEN ADJUSTED TO REFLECT A 3-FOR-2 STOCK SPLIT (EFFECTED THROUGH A STOCK DIVIDEND OF ONE SHARE FOR EVERY TWO SHARES OUTSTANDING OR RESERVED FOR ISSUANCE) EFFECTED MAY 24, 1996.

MANAGEMENT OF GROWTH

     The Company has experienced significant growth since its inception and expects to continue to grow in the foreseeable future. The Company's success will depend in part on the ability of the Company to obtain and train qualified personnel to handle the increasing number of youths in its care; to develop and operate the information technology systems and financial controls to manage the increased number of personnel, responsibilities and youths; to manage its resources over a larger base of programs and activities; to integrate efficiently and effectively the business and financial functions of any acquired or other newly developed programs; and to integrate any acquired programs into the Company's programmatic functions and philosophy. There can be no assurance that the Company will be able to successfully accomplish such integration from its historic acquisitions or that it will be able to do so on the larger scale that may occur as the Company continues to grow.

CONTRACT REVENUES AND PROFIT

     The Company's operations currently consist of programs that are based on various contractual relationships. The Company's program revenues are generated under the terms of these contracts that generally call for fixed per diem payments that are based upon program occupancy. Such payments are recognized as revenues for financial statement purposes as services are performed. One of the Company's contracts contains a gross maximum price cost reimbursement provision that results in the recognition of revenues as specific reimbursable costs are incurred. The Company's ability to estimate and control its costs with respect to all of these contracts is critical to its profitability.

DEPENDENCE UPON SIGNIFICANT CONTRACTS

     Two of the Company's long-term contracts constituted, in the aggregate, approximately 23.5% of the Company's revenues for the fiscal year ended June 30, 1996 (the contract to operate The Charles H. Hickey, Jr. School (15%) which expires on June 30, 1998, and the contract to operate the Victor Cullen Academy (8.5%) which expires on August 31, 1997). These contracts, will be subject to competitive bidding when they expire. The Company's ability to maintain profitable operations will be dependent upon, among other factors, the successful continuance of its existing contracts and programs. There can be no assurance that such contracts will be renewed or extended or that they will be renewed or extended on terms favorable to the

Company, that such programs will be continued or that the Company will be able to maintain profitable operations.

POSSIBLE TERMINATION OF CONTRACTS AT THE DISCRETION OF GOVERNMENT AGENCIES

     The terms of a number of the contracts with government agencies pursuant to which the Company operates its programs provide that such contracts (i) are subject to the ongoing appropriation by state legislatures and authorities of sufficient funds, and (ii) may be terminated for any reason by providing the Company notice of termination immediately or within specified periods of time (ranging from 10 to 90 days) or otherwise at the "convenience" of the state and local authorities. These terms give state and local authorities significant discretion in terminating or modifying their contractual arrangements with the Company. A number of state and local governments have experienced fiscal pressures associated with a reduced tax base and other factors. Accordingly, the Company's operations could be materially adversely affected by the termination or modification of an agreement or agreements at any time for reasons that may be outside of the Company's control.

GOVERNMENT CONTRACTS AND CONTRACTING PROCESS

     Many of the Company's contracts are with government agencies. Government contracts generally are subject to audits and investigations by government agencies. These audits and investigations involve a review of the contractor's performance on its contracts, as well as its pricing practices, its cost structure and its compliance with applicable laws, regulations and standards. If any costs are improperly charged to a contract, the costs are not reimbursable and, if already reimbursed, will have to be refunded to the government agency. Furthermore, if improper or illegal activities are discovered in the course of any audits or investigations, the contractor may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the government agency.

     Typically, the Company must invest significant time and resources to prepare detailed analyses and proposals addressing the needs of a government authority with which it seeks to do business. Such proposals must be reviewed by appropriate government authorities before the contract is awarded. Accordingly, new contracts tend to have long lead times from initiation of marketing efforts to execution and are subject to significant uncertainty regarding successful conclusion at all times during the process. There can be no assurance that additional contracts will be obtained by the Company or continued once they are obtained.

NOT-FOR-PROFIT ORGANIZATIONS

     The Company has conducted and will conduct a portion of its business pursuant to subcontracts or similar relationships with not-for- profit entities organized under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that have obtained status as organizations exempt from federal income taxation under Section 501(a) of the Code. State governments, agencies or licensing authorities that contract with the not-for-profit organizations are eligible to receive matching funds from the federal government as a partial reimbursement for certain program expenses charged by the Company. If the exempt status of any of these not-for-profit organizations is revoked, the state governments, agencies or licensing authorities may be denied federal matching funds and may reduce their placement of students with, or the use of, such organization, causing a loss of gross revenues to the Company. In addition, in such event, these organizations would be taxed on their net income, if any, which could adversely affect their ability to pay the Company pursuant to their subcontracts.

GOVERNMENTAL LIMITATIONS AND REGULATIONS

     The industry in which the Company operates is subject to extensive federal, state and local regulation including stringent licensing requirements. Failure to comply with any applicable laws, rules or regulations or to maintain its licenses could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, the current and future operations of the Company may be subject to additional regulations as a result of, among other factors, new statutes and regulations and changes in the manner in which existing statutes and regulations are or may be interpreted or applied. Any such additional regulations may have a material adverse effect on the Company's business, financial condition and results of operations.

     In the course of the Company's business, licensing authorities may place certain provisions on program operations that are required to be resolved in order to maintain a license. During such provisional period, the Company may not be able to obtain approvals for increases in licensed capacity and may experience other limitations.

     The Company's ability to implement its business strategy may be significantly affected by the legal power and structures of the state and local governments with which the Company does or seeks to do business. The Company believes that the laws of many states neither specifically authorize nor prohibit governments from entering into contracts with private sector companies for the types of services offered by the Company. It is possible that a third party could challenge a government's decision to award a contract to the Company in such a situation. In certain jurisdictions, governments may be altogether precluded by law from entering into management contracts with private sector companies. Also, while privatization of services has been used in one form or another by many states, there can be no assurance that state and local governments will continue to utilize private vendors to manage facilities and/or programs for juvenile offenders. In addition, many state and local governments are required to enter into a competitive bidding procedure before awarding contracts for products or services. The laws of certain jurisdictions may also require the Company to award subcontracts on a competitive basis and to subcontract to varying degrees with businesses owned by women or minorities. It is possible that a third party could challenge sole-source awards to the Company or the Company's subcontracts as inconsistent with competitive bidding or minority contracting requirements.

     The health care industry is subject to extensive regulation by federal, state and local governments, including regulations under Medicare, Medicaid and Civilian Health and Medical Program of the Uniformed Services ("CHAMPUS") programs. Certain of the Company's programs, including its RTC's, are subject to such regulation. Failure to comply with such laws and regulations can cause fines and other penalties to the Company and can cause expulsion from Medicare, Medicaid, CHAMPUS or other program involvement which sanctions could have a material adverse affect on the Company. Government-imposed limitations on Medicare and Medicaid reimbursement have placed downward pressures on rates charged under these programs and have caused the private sector to bear a greater share of increasing health care costs. As a result of the continued escalation of health care costs and the inability of many individuals to obtain health insurance, numerous proposals have been or may be considered in the United States Congress and various state legislatures relating to health care reform. Certain measures, if adopted, could affect the rates charged by the Company for certain of its services, could affect the manner in which care must be provided or could otherwise have a material adverse affect on the Company's business.

     The Company believes it is in compliance in all material respects with all applicable rules and regulations.

POTENTIAL THIRD-PARTY LIABILITY

     Many aspects of the Company's operations involve risks of liability, including potential third-party claims by students or other persons for personal injury or other damage resulting from contact with the Company's facilities, programs, personnel or students (including students who leave the Company's facilities without Company authorization and cause bodily injury or property damage). Furthermore, the Company's contracts often require the Company to indemnify and hold the respective government agency harmless from and against any damages to which the government agency may become subject by reason of the Company's operations. The Company carries general liability insurance that provides coverage for certain liability risks faced by the Company, including accident and personal injury (including bodily injury or property damage to a third party where the Company is found to be negligent in its supervision practices). There can be no assurance, however, that the Company's insurance will be adequate to cover any potential third-party claims.

     Committed offenders often seek redress in federal courts pursuant to federal civil rights statutes for alleged violations of their constitutional rights caused by the overall condition of their confinement or by specific conditions or incidents. The Company may be subject to liability if any such claim or proceeding is made or instituted against the Company or the state with which the Company contracts or subcontracts.

     The operation of the Company's business also exposes it to a greater than average risk of charges by employees of age or race discrimination filed with the Equal Employment Opportunity Commission and equivalent state agencies and related civil litigation. While the Company's management believes that these claims and charges represent matters that arise in the ordinary course of business for companies engaged in its industry, the defense of these claims can be labor intensive and expensive.

PUBLIC SCRUTINY

     The business of the Company is highly visible to the public and, consequently, negative public reaction to the Company's policies or actions, or to the statements or actions of juveniles in its care could adversely affect the Company's ability to obtain additional programs or expand existing programs or could otherwise adversely affect the Company's business. It is also possible that, even absent such negative reaction to the Company, communities may object to facilities such as the Company's which objections could materially, adversely affect the ability of the Company to establish new programs or expand existing programs.

ABILITY TO ATTRACT KEY PERSONNEL

     The Company's operations depend to a great extent upon the efforts of its executive officers, program directors and certain other key personnel to obtain contracts, to operate and develop programs and to administer the Company's business. In addition, the Company's ability to perform under new contracts will depend, in part, on its ability to attract or retain additional qualified personnel. There is significant competition for qualified teachers, counselors, health care providers, program managers, administrators and other key personnel, and there can be no assurance that the Company will be successful in recruiting or training a sufficient number of employees of the requisite caliber to enable the Company to operate its business and implement its strategy as planned.

ANTITAKEOVER AND CHANGE-IN-CONTROL PROVISIONS

     Pursuant to the Company's Charter, the Company's Board of Directors has the authority to issue shares of preferred stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the stockholders. The issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change in control of the Company. In addition, the Maryland General Corporation Law establishes special requirements with respect to "business combinations" between Maryland corporations and "interested stockholders" unless exemptions are applicable. Among other things, the law prohibits, for a period of five years, after the date on which a stockholder becomes an "interested stockholder," a merger and other transactions between a company and an interested stockholder and requires a supermajority vote for such transactions after the end of such five-year period. In this regard, the Board of Directors of the Company has exempted Gilder Gagnon Howe & Co. (see "Plan of Distribution") and its affiliates, to the extent any of them shall become "interested stockholders," from the prohibitions of this law. The Maryland General Corporation Law also imposes limitations on the voting rights of shares of capital stock acquired by stockholders in a "control share acquisition." These provisions of the Maryland General Corporation Law could have the effect of delaying or preventing a change in control of the Company.

     In addition, the Exchange Offer Debentures provide the holders thereof the right to cause the Company to redeem such debentures upon the occurrence of a Change in Control (as defined in the Indenture). Such provision may make more difficult and have the effect of delaying or preventing a change in control of the Company.

VOLATILITY OF STOCK PRICE

     The market price of the Company's Common Stock has been volatile. There also have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning, the issuers of the affected securities. Securities of issuers having relatively limited capitalization or securities recently issued in a public offering are particularly susceptible to change based on the short-term trading strategies of certain investors. The trading price of the Common Stock could be subject to wide fluctuation resulting from quarter-to-quarter variations in operating results, new announcements, legislative developments, trading volume, general market trends and other factors. There can be no assurance that the price of the Company's Common Stock will be maintained at its current level.

SHARES ELIGIBLE FOR FUTURE SALE

     A sale of a substantial amount of the Company's Common Stock in the public market, including "restricted" shares held by Company stockholders, could adversely affect the market price of the Common Stock. Except for the Shares, substantially all of the Company's issued and outstanding shares as of January 31, 1997 are freely tradable, subject, in certain circumstances, to Rule 144 under the Securities Act of 1933. Upon the effectiveness of the Registration Statement of which this Prospectus is part, the Shares will become issuable and tradable pursuant to this Prospectus. In addition, a registration statement is currently in effect with respect to up to 2,534,082 shares of Common Stock issuable upon conversion of the Company's 7% Convertible Subordinated Debentures Due 2006 (the "Conversion Shares"). No prediction can be made as to the effect, if any, that future sales of additional shares of Common Stock (including the Shares and the Conversion Shares) or the availability of such shares for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise capital through the sale of its equity securities.

                                USE OF PROCEEDS

     The Selling Shareholders will receive all of the net proceeds from the resales of the Shares, and the Company will not receive any of the proceeds from such sales. Mr. Hindman has informed the Company that he intends to exercise his options to purchase 480,000 shares of Common Stock in connection with his sale of Shares pursuant hereto. The Company will receive the aggregate exercise price of $1,000,000 from such exercise, if it occurs.

                                  THE COMPANY

     Youth Services International, Inc. (the "Company" or "YSI") is a leading national provider of private educational, developmental and rehabilitative programs which are designed to impact dramatically the thinking and behavior of troubled youth. The Company's programs focus on troubled youths who either have been adjudicated as delinquents or suffer from behavioral problems with the objective of effectively preparing them to become responsible self-sufficient taxpayers. The Company develops and operates a wide range of programs designed to promote accountability, respect and discipline through highly structured, physically demanding, intensely scheduled and intellectually challenging activities. In conjunction with these programs, the Company offers troubled youth a broad range of residential programs including juvenile justice academies, residential treatment centers, boot camps, group homes and foster homes, as well as non-residential services including aftercare, tracking, counseling, partial care and day treatment services.

     Initially, the Company was established to capitalize on emerging opportunities in the privatization of juvenile justice programs by state and local governments. Management believes that increasing cost containment pressures at all levels of government coupled with the inability of many government agencies to deliver economic and effective programs to a rapidly increasing number of juvenile offenders will continue to accelerate the privatization of juvenile justice services within the youth care industry. In response to increasing demand for additional youth care services from both state and local governments as well as managed care and insurance companies, the Company has expanded and diversified its range of service offerings to include behavioral health programs thereby further broadening its continuum of care.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital consists of 70,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). As of January 31, 1997, there were issued and outstanding 9,379,614 shares of Common Stock that were held of record by 419 persons.

                            SELLING SECURITY HOLDERS

     The following table sets forth, as of January 31, 1997, (i) the name of each Selling Shareholder, (ii) the number (and percentage) of shares of Common Stock beneficially owned by each Selling Shareholder, (iii) the number of Shares offered for resale hereunder by each Selling Shareholder, and (iv) the number (and percentage) of shares of Common Stock to be held by each Selling Shareholder after the completion of such resales.

                                BENEFICIAL OWNERSHIP                               BENEFICIAL OWNERSHIP
                                   PRIOR TO SALES                                       AFTER SALES
                              -------------------------         SHARES TO         -----------------------
     SELLING SHAREHOLDER       SHARES           PERCENT          BE SOLD          SHARES          PERCENT
----------------------------- ---------         -------         ---------         -------         -------
W. James Hindman............. 2,179,943(1)       22.1%          1,250,000         929,943           9.4%
Henry D. Felton..............   564,135(2)        6.0%            250,000         314,135           3.3%

---------------
(1) Includes 480,000 shares issuable pursuant to options granted to Mr. Hindman that are exercisable within 60 days. Mr. Hindman has informed the Company that he intends to exercise all of his options, at an aggregate exercise price of $1,000,000, in connection with his sale of Shares pursuant hereto. Excludes 105,000 shares that are beneficially owned by Mr. Hindman's wife, and 34,785 shares issuable upon exercise of a warrant issued to Mrs. Hindman. Mr. Hindman is the Chairman of the Board of the Company and served as its Chief Executive Officer until August, 1996.

(2) Includes 94,100 shares issuable pursuant to options granted to Mr. Felton that are exercisable within 60 days. Mr. Felton is a director of the Company and served as its President and Chief Operating Officer until November, 1996.

     Mr. Hindman has informed the Company that upon completion of the sale of his Shares pursuant hereto that he will resign as Chairman of the Board of the Company (but will remain as director and Chairman of the Executive Committee). The Board of Directors has elected Timothy P. Cole to be Chairman of the Board. The directors also appointed Mr. Hindman Chairman Emeritus.

                              PLAN OF DISTRIBUTION

     The Shares will be sold to purchasers directly by the Selling Shareholders. The sales will be placed by Gilder Gagnon Howe & Co., registered broker-dealers, ("Gilder"), as placement agent for the Selling Shareholders. The Selling Shareholders, Gilder and any underwriters, broker-dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters," as such term is defined in Section 2(11) of the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Shares will be sold by the Selling Shareholders and placed by Gilder pursuant to a Placement Agreement among them and the Company (the "Placement Agreement") at a price per Share as negotiated between the Selling Shareholders and Gilder. The Company has been informed that such parties have reached an agreement in principal that the Shares will be sold to purchasers at a price of $15.125 per Share and that the Selling Shareholders will pay Gilder a placement fee of $0.125 per Share. Gilder will charge commissions to the purchasers that will not exceed normal brokers commissions. Among the factors considered in the negotiation of such price were the market price of the stock at the time of such negotiations, an assessment of the Company's management and prospects, the difficulty of selling or purchasing such a large number of shares otherwise then pursuant to this offering and other factors.

     At the time the offering of the Shares is made, if required, a prospectus supplement will be distributed that will set forth the names of the Selling Shareholders, the aggregate amount of the Shares, the number of such securities owned prior to and after the completion of any such offering, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed broker-dealers. In addition, in certain jurisdictions, the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied therewith.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition, without limitation on the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales by the Selling Shareholders of any of the Shares. All of the foregoing may affect the marketability of the Shares.

     All expenses of the registration of the Shares will be paid by the Selling Shareholders, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; and all underwriting discounts and selling commissions, if any. The Company and the Selling Shareholders may provide certain representations and warranties and indemnification to Gilder in the Placement Agreement, including indemnification against certain liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Miles & Stockbridge, A Professional Corporation, 10 Light Street, Baltimore, Maryland 21202.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference herein from the Company's Annual Report on Form 10-K as of June 30, 1996 for each of the years ended June 30, 1994, 1995 and 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon the reports of such firm and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Introspect Healthcare, Corporation as of and for the year ended June 30, 1996 incorporated by reference herein from the Company's Current Report on Form 8-K/A dated October 17, 1996 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereon included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon the reports of such firm and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Tampa Bay Academy, Ltd. and the financial statements of American Residential Centers, Inc. as of and for the years ended December 31, 1993, 1994 and 1995 incorporated by reference herein from the Company's Current Report on Form 8-K dated March 27, 1996 (as filed with the SEC on April 10, 1996) have been audited by Bair, Rupp, Simpson & Zorger, Inc., independent public accountants, as indicated in their report thereon included therein and incorporated herein by reference in reliance upon the reports of such firm and upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Desert Hills Center for Youth and Families of New Mexico, Inc. as of and for the year ended June 30, 1995 incorporated by reference herein from the Company's Current Report on Form 8-K/A dated September 25, 1995, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report thereon included therein and incorporated herein by reference in reliance upon the reports of such firm and upon the authority of such firm as experts in accounting and auditing. The financial statements of Desert Hills Center for Youth and Families of New Mexico, Inc. as of and for the years ended June 30, 1993 and 1994 incorporated by reference herein from the Company's Current Report on Form 8-K/A dated September 25, 1995, have been audited by Addison, Roberts and Ludwig, P.C., independent public accountants, as indicated in their report thereon included therein and incorporated herein by reference in reliance upon the reports of such firm and upon the authority of such firm as experts in accounting and auditing.

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information.................     2
Incorporation of Certain Information
  by Reference........................     2
Risk Factors..........................     3
Use of Proceeds.......................     7
The Company...........................     7
Description of Capital Stock..........     7
Selling Shareholders..................     8
Plan of Distribution..................     8
Legal Matters.........................     9
Experts...............................     9

                                 YOUTH SERVICES
                              INTERNATIONAL, INC.

                                1,500,000 SHARES
                                       OF
                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------
                            DATED FEBRUARY   , 1997

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses expected to be incurred in connection with the offering described in this Registration Statement. All of these expenses will be paid in full (or reimbursed to the Company in full) by the Selling Shareholders. There are no underwriting discounts or commissions payable by the Company in connection with the offering described in this Registration Statement. All amounts are estimated except the Securities and Exchange Commission registration fee.

        Securities and Exchange Commission registration fee................   $ 8,182
        Legal fees and expenses............................................    20,000
        Accounting fees and expenses.......................................    10,000
        Printing and engraving fees and expenses...........................     5,000
        Miscellaneous......................................................     5,000
                                                                              -------
                                                                              $48,182
                                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Charter and Bylaws of the Company provide that, among other matters, to the fullest extent permitted by the Maryland General Corporation Law as it may be amended from time to time, current and former directors, officers, employees and agents of the Company, and those persons who serve or have served, at the Company's request, as a director, officer, partner, trustee, employee or agent of another entity or enterprise shall be indemnified against any and all liabilities and expenses incurred in connection with their services in such capacities. Other provisions of the Charter and Bylaws provide that the Company shall advance expenses to its officers and directors and other persons to the same extent it shall indemnify such persons.

     Furthermore, the Charter of the Company provides that, to the fullest extent permitted by the Maryland General Corporation Law as it may be amended from time to time, no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages arising out of events occurring at the time such person is serving as a director or officer, regardless of whether such person is a director or officer at the time of a proceeding in which liability is asserted. Under current Maryland law, the effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages from a director or officer except (i) to the extent that it is proved that the director or officer actually received an improper personal benefit in money, property or services, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the Charter provision applies, the remedies available to the Company or a stockholder are limited to equitable remedies such as injunction or rescission.

     The Company currently maintains director and officer liability insurance coverage for officers and directors.

ITEM 16.  EXHIBITS.

  5          Opinion of Miles & Stockbridge, A Professional Corporation.
 23(a)(1)    Consent of Arthur Andersen LLP with respect to the Consolidated Financial
             Statements of the Company.
 23(a)(2)    Consent of Arthur Andersen LLP with respect to the financial statements of Desert
             Hills Center for Youth and Families, Inc.

 23(b)       Consent of Addison, Roberts & Ludwig, P.C. with respect to the financial statements of Desert Hills Center for Youth and Families, Inc.
 23(c)       Consent of Bair, Rupp, Simpson & Zorger, Inc. with respect to the financial statements of Tampa Bay Academy, Ltd. and American Residential Centers, Inc.*
 23(d)       Consent of Arthur Andersen LLP with respect to the financial statements of
             Introspect Healthcare Corporation.
 23(e)       Consent of Miles & Stockbridge, A Professional Corporation (included in Exhibit
             5).

---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Placement Agreement or other agreements, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes:

          (1) For determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BALTIMORE, STATE OF MARYLAND, AS OF THE 10TH DAY OF FEBRUARY, 1997.

                                          YOUTH SERVICES INTERNATIONAL, INC.

                                          By:       /s/ TIMOTHY P. COLE
                                            ------------------------------------
                                                      TIMOTHY P. COLE
                                                  CHIEF EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

            /s/ W. JAMES HINDMAN                   Chairman of the Board       February 10, 1997
---------------------------------------------
              W. JAMES HINDMAN

             /s/ TIMOTHY P. COLE                Vice Chairman of the Board      February 10, 1997
---------------------------------------------   and Chief Executive Officer
               TIMOTHY P. COLE                 (Principal Executive Officer)

            /s/ WILLIAM P. MOONEY                Chief Financial Officer &      February 10, 1997
---------------------------------------------      Treasurer (Principal
              WILLIAM P. MOONEY                    Financial Officer and
                                                         Principal
                                                    Accounting Officer)

             /s/ HENRY D. FELTON                         Director               February 10, 1997
---------------------------------------------
               HENRY D. FELTON

             /s/ J. DONALD BLACK                         Director               February 10, 1997
---------------------------------------------
               J. DONALD BLACK

              /s/ MAYER KANTER                           Director               February 10, 1997
---------------------------------------------
                MAYER KANTER

        /s/ CYNTHIA K. HINDMAN, M.D.                     Director               February 10, 1997
---------------------------------------------
          CYNTHIA K. HINDMAN, M.D.

           /s/ MARTIN V. MARSHALL                        Director               February 10, 1997
---------------------------------------------
             MARTIN V. MARSHALL

                                                         Director               February 10, 1997
---------------------------------------------
            JACQUES T. SCHLENGER

            /s/ ALAN J. ANDREINI                         Director               February 10, 1997
---------------------------------------------
              ALAN J. ANDREINI

                                 EXHIBIT INDEX

EXHIBIT                                                                                    PAGE
  NO.                                           ITEM                                        NO.
--------    ----------------------------------------------------------------------------   -----
 5          Opinion of Miles & Stockbridge, A Professional Corporation..................
23(a)(1)    Consent of Arthur Andersen LLP with respect to the Consolidated Financial
            Statements of the Company. .................................................
23(a)(2)    Consent of Arthur Andersen LLP with respect to the financial statements of
            Desert Hills Center for Youth and Families, Inc. ...........................
23(b)       Consent of Addison, Roberts & Ludwig, P.C. with respect to the financial statements of Desert Hills Center for Youth and Families, Inc. .............
23(c)       Consent of Bair, Rupp, Simpson & Zorger, Inc. with respect to the financial statements of Tampa Bay Academy, Ltd. and American Residential Centers,
            Inc.*.......................................................................
23(d)       Consent of Arthur Andersen LLP with respect to the financial statements of
            Introspect Healthcare Corporation. .........................................
23(e)       Consent of Miles & Stockbridge, A Professional Corporation (included in
            Exhibit 5). ................................................................

---------------

* To be filed by amendment.